As filed with the Securities and Exchange Commission on March 30, 2010

                                                     Registration No. 333-______

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                  ANAREN, INC.
             (Exact name of registrant as specified in its charter)

            New York                                       16-0928561
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                                 --------------

                               6635 Kirkville Road
                          East Syracuse, New York 13057
               (Address of Principal Executive Offices) (Zip Code)

            Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan
                            (Full title of the plan)

                                Lawrence A. Sala
                      President and Chief Executive Officer
                               6635 Kirkville Road
                          East Syracuse, New York 13057
                     (Name and address of agent for service)

                                 (315) 432-8909
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             David M. Ferrara, Esq.
                          Bond, Schoeneck & King, PLLC
                               One Lincoln Center
                          Syracuse, New York 13202-1355
                                 (315) 218-8000

                                 --------------

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|                       Accelerated filer          |X|
Non-accelerated filer   |_|  (Do not check if     Smaller reporting company  |_|
                             a small reporting
                             company)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
   Title of securities         Amount to be         Proposed maximum        Proposed maximum          Amount of
    to be registered          registered (1)       offering per share      aggregate offering    registration fee (2)
                                                                                 price
---------------------------------------------------------------------------------------------------------------------
 Common Stock ($.01 par       900,000 shares             $13.40               $12,060,000              $859.88
    value) (including
    associated share
  purchase rights) (3)
---------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of common stock, par value $.01 per share ("Common Stock") stated above, an indeterminate number of additional shares of Common Stock which, by reason of certain events specified in the Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan, as amended (the "Plan"), may become issuable pursuant to the provisions of the Plan.

(2) Estimated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee and based upon the average of the high and low prices of the Common Stock reported by the Nasdaq Global Market on March 26, 2010.

(3) Each share of Common Stock includes a related right to purchase one share of Common Stock pursuant to the Shareholder Protection Rights Agreement, dated April 20, 2001, and such rights are not exercisable at this time.

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                                Explanatory Note

      This registration statement on Form S-8 (the "Registration Statement") is being filed for the purpose of registering 900,000 additional shares of the Registrant's common stock, par value $0.01 (the "Common Stock"), issuable under the Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan, as amended (the "Plan"). The Registrant previously registered shares of Common Stock pursuant to a registration statement on Form S-8 on September 9, 2008 (Registration Statement No. 333-153382) and filed a post-effective amendment on November 8, 2004 (Registration No. 333-50392) to amend, restate and consolidate prior registration statements on Form S-8 registering shares of Common Stock under certain incentive plans (Registration Statement Nos. 333-50390, 333-70427, 333-50392, 033-32123 and 333-70397 (together with Registration Statement No. 333-153382, the "Prior Registration Statements")).

      Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates herein by reference the contents of the Prior Registration Statements, except to the extent amended by the exhibits filed herewith.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits.

      5.1   Opinion of Bond, Schoeneck & King, PLLC

      23.1  Consent of Bond, Schoeneck & King, PLLC (included in Exhibit 5.1)

      23.2  Consent of KPMG LLP

      23.3  Consent of Deloitte & Touche LLP

      99.1 Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan, as amended (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, filed with the SEC on January 29, 2010.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Syracuse, New York on the 30 day of March, 2010.

                                  ANAREN, INC.

                                     By: /s/ Lawrence A. Sala
                                         --------------------
                                         Lawrence A. Sala
                                         President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                      TITLE                            DATE

/s/ Lawrence A. Sala       President, Chief Executive            March 30, 2010
----------------------     Officer and Chairman of the
Lawrence A. Sala           Board (Principal Executive
                           Officer)

/s/ George A. Blanton      Senior Vice President, Chief          March 30, 2010
----------------------     Financial Officer and Treasurer
George A. Blanton          (Principal Financial Officer)

/s/ Patricia T. Civil              Director                      March 30, 2010
----------------------
Patricia T. Civil

/s/ Dale F. Eck                    Director                      March 30, 2010
----------------------
Dale F. Eck

/s/ Carl W. Gerst, Jr.             Director                      March 30, 2010
----------------------
Carl W. Gerst, Jr.

/s/ James G. Gould                 Director                      March 30, 2010
----------------------
James G. Gould

/s/ Robert U. Roberts              Director                      March 30, 2010
----------------------
Robert U. Roberts

/s/ Matthew S. Robison             Director                      March 30, 2010
----------------------
Matthew S. Robison

      SIGNATURE                      TITLE                            DATE

/s/ John L. Smucker                Director                      March 30, 2010
----------------------
John L. Smucker


/s/ David Wilemon                  Director                      March 30, 2010
----------------------
David Wilemon


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